UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2022

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd.
Irving,	Texas	75039
(Address of principal executive offices)		(Zip Code)

(469) 398-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	FLR	New York Stock Exchange
1.750% Senior Notes due 2023	FLR 23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;      Compensatory Arrangements of Certain Officers.

As previously reported, Mr. Alan L. Boeckmann retired as Executive Chairman of the Board of Directors (the “Board”) of Fluor Corporation (the “Corporation”) effective as of the date of the annual meeting of stockholders (the “Annual Meeting”) that was held on May 5, 2022.

On May 5, 2022, in recognition of Mr. Boeckmann’s vital contributions to the Corporation during his recent tenure as Executive Chairman, the Board determined that (1) Mr. Boeckmann had fulfilled the objectives requested by the Board when he rejoined the Corporation in 2019, (2) he would not be required to serve out the remaining six months of the three-year retention period set forth in his retention agreement dated November 26, 2019, and (3) he would receive the full amount of $1,750,000 set forth in the retention agreement upon his retirement. In making its decision, the Board took into account Mr. Boeckmann’s significant contributions, including his active support of the merger of NuScale Power LLC (“NuScale”) with Spring Valley Acquisition Corp. completed in May 2022 and the investment by Japan Bank for International Cooperation into NuScale in April 2022, leading the Board in the recruitment of four new directors and the appointment of the Corporation’s current Chief Executive Officer and management team, supporting the development of the Corporation’s new corporate strategy and overseeing a number of other strategic and operational initiatives. The Board also considered that Mr. Boeckmann’s decision to not stand for reelection and his retirement as of the Annual Meeting date was at the most appropriate time to ensure a smooth transition to the Board’s new Chairman.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2022, at the Annual Meeting, the Corporation’s stockholders (i) elected Alan M. Bennett, Rosemary T. Berkery, David E. Constable, H. Paulett Eberhart, James T. Hackett, Thomas C. Leppert, Teri P. McClure, Armando J. Olivera and Matthew K. Rose to the Board to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) approved, on an advisory basis, the compensation of the Corporation’s named executive officers, as described in the 2022 Proxy Statement, as filed with the Securities and Exchange Commission on March 17, 2022 (the “2022 Proxy Statement”); and (iii) ratified the appointment of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2022.

The final voting results for the nine director nominees described in the 2022 Proxy Statement were as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Alan M. Bennett	88,777,546	11,485,014	253,063	17,940,184
Rosemary T. Berkery	97,312,938	2,926,494	276,191	17,940,184
David E. Constable	98,819,394	1,428,682	267,547	17,940,184
H. Paulett Eberhart	90,618,846	9,544,041	352.736	17,940,184
James T. Hackett	89,722,199	10,490,149	303,275	17,940,184
Thomas C. Leppert	98,999,818	1,237,004	278,801	17,940,184
Teri P. McClure	98,851,348	1,318,354	345,921	17,940,184
Armando J. Olivera	98,908,675	1,321,524	285,424	17,940,184
Matthew K. Rose	90,056,363	10,172,137	287,123	17,940,184

The final voting results for proposals 2 and 3 described in the 2022 Proxy Statement were as follows:

Proposal	For	Against	Abstain	Broker Non-Votes
Advisory vote to approve Fluor’s named executive officer compensation	84,223,132	15,671,402	621,089	17,940,184

Ratification of the appointment of Ernst & Young LLP	108,418,697	9,208,762	828,348	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2022

FLUOR CORPORATION

By:	/s/ John R. Reynolds
John R. Reynolds
Executive Vice President, Chief Legal Officer and Secretary

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